                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14a-101 of the
                        Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [ ]

Filed by a party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting material pursuant to RULE 14a-11(c) or Rule 14a-12

                            Washington Federal, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No filing fee required.

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

          (1) (Set forth the amount on which the filing fee is calculated and state how it was determined.

                          Washington Federal, Inc. logo
                                425 PIKE STREET
                             SEATTLE, WA 98101-2334
                                 (206) 624-7930

                                                               December 20, 1996

Dear Stockholder:

     You are invited to attend our Annual Meeting of Stockholders to be held on January 23, 1997 at 2:00 p.m. at the Seattle Sheraton Hotel, 1400 Sixth Avenue, Seattle, Washington.

     We hope you can attend this meeting in person, but whether or not you plan to attend, it would be very helpful if you would sign the enclosed proxy card and return it in the envelope provided. Please do this immediately so that we can SAVE YOUR COMPANY THE TIME AND EXPENSE OF CONTACTING YOU AGAIN. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person if you attend the meeting, but will ensure that your vote will be counted if you are unable to attend.

     If you have any questions, please do not hesitate to contact us.

                                           Sincerely,

                                            /s/ GUY C. PINKERTON
                                           --------------------------
                                           Guy C. Pinkerton
                                           Chairman, President and
                                           Chief Executive Officer

                         Washington Federal, Inc. Logo
                                425 PIKE STREET
                             SEATTLE, WA 98101-2334
                                 (206) 624-7930

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 1997

     NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Washington Federal, Inc. ("Washington Federal") will be held at the Seattle Sheraton Hotel, 1400 Sixth Avenue, Seattle, Washington, on January 23, 1997, at 2:00 p.m., Pacific Time, for the following purposes:

          1. To elect three directors for a three-year term and until their successors are elected and qualified;

          2. To ratify the appointment of Deloitte & Touche LLP as Washington Federal's independent public accountants for fiscal 1997; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of Washington Federal has fixed December 9, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                                  By Order of the Board of
                                                  Directors

                                                   /s/ CHARLES R. RICHMOND
                                                  ------------------------
                                                  Charles R. Richmond
                                                  Secretary

December 20, 1996
Seattle, Washington

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                            WASHINGTON FEDERAL, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 23, 1997

     This Proxy Statement is furnished to the holders of the common stock, $1.00 par value per share ("Common Stock"), of Washington Federal, Inc. ("Washington Federal" or the "Company"), the parent holding company for Washington Federal Savings, a federally-chartered savings association, in connection with the solicitation of proxies by the Board of Directors of the Company, to be used at the Annual Meeting of Stockholders to be held at the Seattle Sheraton Hotel, 1400 Sixth Avenue, Seattle, Washington, on Thursday, January 23, 1997, at 2:00 p.m., and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 20, 1996.

     The proxy solicited hereby, if properly signed and returned and not revoked prior to its use, will be voted in accordance with the instructions given thereon. If no instructions are so specified, the proxy will be voted for the persons nominated to be directors by the Board of Directors, for the ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal 1997 and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of Washington Federal (Charles R. Richmond, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the meeting and notifying the Secretary of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

     Only stockholders of record at the close of business on December 9, 1996 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, 43,129,977 shares of Common Stock were issued and outstanding and the Company had no other class of equity securities issued and outstanding.

Each share of Common Stock is entitled to one vote at the Annual Meeting on matters other than the election of directors, in respect of which cumulative voting is permitted, as discussed below under "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."

VOTE REQUIRED

     The election of the Company's Directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting, and the other proposal described in the accompanying Notice to Stockholders and any other business which may properly come before the Annual Meeting require that the votes cast in favor exceed the votes cast against the proposal.

EFFECT OF AN ABSTENTION AND BROKER NON-VOTES

     A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of October 1, 1996 with respect to (i) any person or entity known by Washington Federal to be the beneficial owner of more than 5% of the issued and outstanding Common Stock and
(ii) ownership of the Common Stock by all directors and executive officers of Washington Federal as a group.

                                           AMOUNT AND NATURE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS
--------------------------------------    -----------------------     ----------------
Sirach Capital Management, Inc........           2,534,079(2)               6.23%
3323 One Union Square
Seattle, Washington 98101
All directors and executive officers             1,313,485(3)               3.22%(4)
  as a group (14 persons).............

------------------------------
(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person is considered to beneficially own shares of Common Stock if he or she has or shares: (1) voting power, which includes the power to vote, or direct the voting of the shares; or (2) investment power, which includes the power to dispose, or direct the disposition of the shares.

(2) Based on a Schedule 13G filed pursuant to the Exchange Act, Sirach Capital Management, Inc. has sole voting and dispositive power with respect to the indicated shares.

(3) Includes ownership of options to purchase Common Stock that may be exercised by all executive officers as a group prior to December 31, 1996 aggregating 92,427 shares. Also includes 1,238,977 shares held by the Washington Federal Savings Retirement Plan ("Retirement Plan") for the benefit of executive officers and former executive officers who serve as directors of Washington Federal. The Retirement Plan is a qualified, defined contribution profit sharing plan maintained for all eligible employees of Washington Federal and which invests primarily in U.S. Government and federal agency securities, certificates of deposit and similar instruments issued by Washington Federal and other financial institutions. The shares of Common Stock of Washington Federal held by the Retirement Plan are voted by the trustees of such plan, but their disposition can only be directed by the employee to whose account the shares are allocated. The trustees of the Retirement Plan are Karen C. Carlson, Arline T. Fonda and Ronald L. Saper, all of whom are full or part-time employees of Washington Federal Savings.

(4) The percentage of outstanding shares of Common Stock is based on the 40,695,450 shares of Common Stock issued and outstanding on October 1, 1996, plus options to purchase 92,427 shares of Common Stock which are exercisable by executive officers as a group prior to December 31, 1996.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

GENERAL

     The Restated Articles of Incorporation of Washington Federal provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by Washington Federal's Bylaws is nine.

     Pursuant to Washington Federal's Restated Articles of Incorporation, at each election of directors every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates. In the event that cumulative voting is in effect, it is the intention of the persons named in the accompanying proxy to vote cumulatively for the election as directors the nominees listed in the table below. The accompanying proxy cannot be voted for any person who is not a nominee of the Board of Directors.

     At the Annual Meeting, stockholders of Washington Federal will be asked to elect three directors of Washington Federal for a three-year term and until their successors are elected and qualified. The three nominees for election as directors, which were selected by the Nominating Committee of the Board of Directors, are John F. Clearman and H. Dennis Halvorson, who became directors of Washington Federal following the merger of Metropolitan Bancorp into Washington Federal on November 29, 1996, and W. Alden Harris, who also currently serves as a director of Washington Federal. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of Washington Federal by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of Washington Federal. Alternatively, under such circumstances the Board of Directors of Washington Federal may reduce the number of directors of Washington Federal.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

     The following tables set forth information relating to the nominees of Washington Federal for election as directors and directors of Washington Federal whose term continues.

                 NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2000

                                                                    COMMON STOCK OWNED
                                                                       DIRECTLY OR
                                                                        INDIRECTLY
                                  POSITIONS WITH                     AS OF OCTOBER 1,
                                WASHINGTON FEDERAL                      1996(2)(3)
                             AND PRINCIPAL OCCUPATION   DIRECTOR   --------------------
        NAME          AGE     DURING PAST FIVE YEARS    SINCE(1)     NO.     PERCENTAGE
--------------------  ---   --------------------------  --------   -------   ----------
John F. Clearman      58    Director; Director of         1996       8,396       .02%
                            Metropolitan Bancorp from
                            July 1993 to its merger
                            into the Company on
                            November 29, 1996; former
                            President and Chief
                            Executive Officer of N.C.
                            Machinery Co.; director of
                            Esterline Corporation.
H. Dennis Halvorson   57    Director; Director of         1996      10,848       .03%
                            Metropolitan Bancorp from
                            September 1994 to its
                            merger into the Company on
                            November 29, 1996; former
                            President and Chief
                            Executive Officer of
                            United Bank, a Savings
                            Bank
W. Alden Harris       63    Director; former Executive    1967     110,687       .27%
                            Vice President of
                            Washington Federal Savings

              THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES
                            BE ELECTED AS DIRECTORS.

                      DIRECTORS WITH TERM EXPIRING IN 1998

                                                                    COMMON STOCK OWNED
                                                                       DIRECTLY OR
                                    POSITIONS WITH                    INDIRECTLY AS
                                  WASHINGTON FEDERAL                  OF OCTOBER 1,
                                    AND PRINCIPAL                       1996(2)(3)
                                      OCCUPATION        DIRECTOR   --------------------
          NAME            AGE   DURING PAST FIVE YEARS  SINCE(1)     NO.     PERCENTAGE
------------------------  ---   ----------------------  --------   -------   ----------
Kermit O. Hanson          80    Director; Dean            1966      32,298       .08%
                                Emeritus Graduate
                                School of Business
                                Administration,
                                University of
                                Washington; Vice
                                Chairman, Pacific Rim
                                Bankers Program
E.W. Mersereau, Jr.       80    Vice Chairman of          1947      20,079       .05%
                                Washington Federal and
                                former Chairman,
                                President and Chief
                                Executive Officer of
                                First Federal Savings
                                and Loan Association
                                of Mount Vernon
Guy C. Pinkerton          62    Chairman, President       1991     528,174(4)    1.30%
                                and Chief Executive
                                Officer of Washington
                                Federal

                      DIRECTORS WITH TERM EXPIRING IN 1999

                                                                    COMMON STOCK OWNED
                                                                       DIRECTLY OR
                                    POSITIONS WITH                    INDIRECTLY AS
                                  WASHINGTON FEDERAL                  OF OCTOBER 1,
                                    AND PRINCIPAL                       1996(2)(3)
                                      OCCUPATION        DIRECTOR   --------------------
          NAME            AGE   DURING PAST FIVE YEARS  SINCE(1)     NO.     PERCENTAGE
------------------------  ---   ----------------------  --------   -------   ----------
Anna C. Johnson           45    Director; Senior          1995       1,113        --%
                                Partner, Scan East
                                West Travel, Seattle,
                                Washington
Richard C. Reed           75    Director; Management      1967      96,200       .24%
                                Consultant, Altman
                                Weil Pensa, Bellevue,
                                Washington; former
                                Chairman of the law
                                firm of Reed, McClure,
                                Moceri, Thonn and
                                Moriarty, Seattle,
                                Washington
Charles R. Richmond       57    Director; Executive       1995     233,294(4)     .57%
                                Vice President and
                                Secretary of
                                Washington Federal

------------------------------
(1) Includes tenure as a director of Washington Federal Savings and its predecessors.

(2) Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Common Stock if he or she has or shares: (1) voting power, which includes the power to vote, or direct the voting of the shares; or (2) investment power, which includes the power to dispose, or direct the disposition of the shares.

(3) Based on information furnished by the respective directors. The percentage of outstanding shares of Common Stock is based on the 40,695,450 shares of Common Stock issued and outstanding on October 1, 1996, plus options to purchase shares of Common Stock which are exercisable by a director prior to December 31, 1996.

(4) Includes in the case of Messrs. Pinkerton and Richmond options to purchase 31,187 shares and 28,839 shares of Common Stock, respectively, which are exercisable prior to December 31, 1996, as well as 213,457 shares and 143,723 shares of Common Stock, respectively, which are held pursuant to the Retirement Plan.

CERTAIN EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth information concerning the executive officers of Washington Federal who are not directors and who are listed in the Summary Compensation Table under "Executive Compensation" below.

                                                                    COMMON STOCK
                                                                  OWNED DIRECTLY OR
                                                                  INDIRECTLY AS OF
                            POSITIONS WITH WASHINGTON FEDERAL   OCTOBER 1, 1996(1)(2)
                                AND PRINCIPAL OCCUPATION        ---------------------
       NAME          AGE         DURING PAST FIVE YEARS          NO.       PERCENTAGE
-------------------  ---   -----------------------------------  ------     ----------
William A. Cassels   55    Executive Vice President since       87,557(3)      .22%
                           October 1995; previously served as
                           Senior Vice President
Ronald L. Saper      46    Executive Vice President and Chief   18,266(3)      .04%
                           Financial Officer since October
                           1995; previously served as Senior
                           Vice President and Chief Financial
                           Officer

------------------------------
(1) Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Common Stock if he or she has or shares: (1) voting power, which includes the power to vote, or direct the voting of the shares, or (2) investment power, which includes the power to dispose, or direct the disposition of the shares.

(2) Based on information furnished by the respective officers. The percentage of outstanding shares of Common Stock is based upon the 40,695,450 shares of Common Stock issued and outstanding on October 1, 1996, plus options to purchase shares of Common Stock which are exercisable by that executive officer prior to December 31, 1996.

(3) Includes in the case of Messrs. Cassels and Saper options to purchase 7,187 shares and 9,582 shares of Common Stock, respectively, which are exercisable prior to December 31, 1996, as well as 6,160 shares and 4,390 shares of Common Stock, respectively, which are held pursuant to the Retirement Plan.

STOCKHOLDER NOMINATIONS

     Pursuant to Article IV, Section 4.15 of Washington Federal's Bylaws, stockholders of Washington Federal may name nominees for election to the Board of Directors by submitting such written nominations to the Secretary of Washington Federal at least 90 days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding annual meeting of stockholders of Washington Federal. Such stockholder's notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Washington Federal entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as director of Washington Federal if elected. If a nomination is made in accordance with applicable requirements, ballots will be provided for use by stockholders at the stockholder meeting bearing the name of such nominee or nominees. No nominations for election as a director at the Annual Meeting were submitted to Washington Federal in accordance with the foregoing requirements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, Washington Federal's directors and executive officers and any persons holding more than 10% of the outstanding Common Stock are required to report their ownership of Washington Federal's securities and any changes in that ownership to the SEC by specific dates. Washington Federal believes that in the fiscal year ended September 30, 1996, all of these filing requirements were satisfied by its directors and executive officers. In making the foregoing statements, Washington Federal has relied in part on representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Meetings of the Board of Directors are held regularly each month. The Board of Directors of Washington Federal held a total of 13 meetings during the last fiscal year. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during his tenure in office during the last fiscal year or the total number of all meetings held by all committees of the Board of Directors on which he or she served during such year, except Messrs. Mersereau and Reed, who attended one of the two Personnel and Stock Compensation Committee meetings held during the year. Washington Federal pays the directors a $1,150 monthly fee, provided they attend at least 10 of the 12 regular monthly meetings of the Board of Directors held during a calendar year. The Board of Directors has established Executive, Audit, Personnel and Stock Compensation and Nominating Committees. Directors are paid $375 (committee chairmen are paid $475) for each committee meeting attended, other than short meetings held in conjunction with regularly scheduled board meetings.

     The Board of Directors selects certain of its members to serve on its Executive Committee. The present Executive Committee consists of Messrs. Pinkerton (Chairman), Mersereau (Vice Chairman), Hanson, Harris and Reed. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of Washington Federal between board meetings unless otherwise provided by the Bylaws of Washington Federal. The Executive Committee did not meet during the last fiscal year.

     The Board of Directors has a standing Audit Committee. The Audit Committee consists of Mr. Mersereau (Chairman), Mr. Hanson and Ms. Johnson. The Audit Committee reviews and accepts the reports of Washington Federal's independent auditors and the federal examiners. The Audit Committee met three times during the last fiscal year.

     The Board of Directors has a standing Personnel and Stock Compensation Committee (the "Committee"). The Committee consists of Messrs. Harris (Chairman), Mersereau and Reed. Except for Mr. Harris, who served as an Executive Vice President of Washington Federal Savings until his retirement on December 31, 1992, no member of the Committee has served as an officer or an employee of Washington Federal or Washington Federal Savings during the past five years. The Committee studies personnel and compensation recommendations made by the Chief Executive Officer and makes recommendations to the Board of Directors. Further, the Committee is authorized to act under Washington Federal's stock option plans to grant stock options, stock appreciation rights and performance shares. The Committee met twice during the last fiscal year.

     The Board of Directors has appointed three of its members to serve as a Nominating Committee in connection with the election of directors. For the present Annual Meeting, the Board of Directors appointed Mr. Hanson (Chairman), Ms. Johnson and Mr. Mersereau to serve on the Nominating Committee. The Nominating Committee met one time during the last fiscal year.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of certain information concerning the compensation awarded or paid by or on behalf of Washington Federal for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the other executive officers of Washington Federal whose total compensation during the last fiscal year exceeded $100,000 (the "Named Executives").

                                                                                  LONG-TERM COMPENSATION
                                                                               ----------------------------
                                                                                     AWARDS
                                                  ANNUAL COMPENSATION          -------------------  PAYOUTS
                                          -----------------------------------  RESTRICTED           -------
       NAME AND PRINCIPAL         FISCAL                       OTHER ANNUAL      STOCK     OPTIONS/  LTIP       ALL OTHER
   POSITION DURING FISCAL 1996     YEAR   SALARY(1) BONUS(2)  COMPENSATION(3)   AWARD(S)   SARS(#)  PAYOUTS  COMPENSATION(4)
--------------------------------- ------  --------  --------  ---------------  ----------  -------  -------  ---------------
Guy C. Pinkerton                   1996   $306,600  $25,704          0              0      11,000      0         $36,252
 Chairman, President and           1995    274,050   50,250          0              0      22,000      0          33,540
 Chief Executive Officer           1994    245,900   51,030          0              0      22,000      0          31,590
Charles R. Richmond                1996   $209,175  $16,434          0              0       8,250      0         $23,166
 Executive Vice President          1995    186,825   32,745          0              0      16,500      0          21,840
 and Secretary                     1994    175,950   34,020          0              0      16,500      0          21,060
Ronald L. Saper                    1996   $141,000  $11,760          0              0       6,000      0         $16,560
 Executive Vice President and      1995    118,500   21,600          0              0      12,100      0          14,430
 Chief Financial Officer           1994    100,500   20,790          0              0      12,100      0          12,870
William A. Cassels                 1996   $114,930  $ 9,569          0              0       5,500      0         $13,471
 Executive Vice President          1995     96,630   17,754          0              0      11,000      0          11,856
                                   1994     83,700   17,262          0              0      11,000      0          10,686

------------------------------
(1) Includes director's fees for Messrs. Pinkerton and Richmond. Includes amounts deferred by Messrs. Saper and Cassels pursuant to the Retirement Plan, which permits deferrals pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). During fiscal 1996, 1995 and 1994, Messrs. Pinkerton and Richmond did not defer amounts pursuant to the Retirement Plan.
(2) Represents cash profit sharing bonus paid semi-annually to all officers and employees as of June 30 and December 31.
(3) Washington Federal owns automobiles for use by Messrs. Richmond, Saper and Cassels and certain other employees. Washington Federal also pays club dues and other miscellaneous benefits for certain executive officers. Washington Federal has concluded that the individual and aggregate amount of personal benefits provided, which are not reflected in the above table, did not exceed the lesser of $50,000 or 10% of the cash compensation reported above for each of the Named Executives.
(4) Consists of amounts allocated or paid by Washington Federal to the executive officer pursuant to the Retirement Plan.

OPTIONS/SARS GRANTED IN FISCAL 1996

     The following table sets forth certain information with respect to stock options granted to the Named Executives during the year ended September 30, 1996.

                                                                                          POTENTIAL
                                              INDIVIDUAL SHARES                      REALIZABLE VALUE AT
                            ------------------------------------------------------    ASSUMED RATES OF
                                          % OF TOTAL                                     STOCK PRICE
                                           OPTIONS       EXERCISE OR                  APPRECIATION FOR
                                          GRANTED TO     BASE PRICE                    OPTION TERM(3)
                             OPTIONS     EMPLOYEES IN       (PER        EXPIRATION   -------------------
           NAME             GRANTED(1)   FISCAL YEAR      SHARE)(2)        DATE         5%        10%
--------------------------  ----------   ------------   -------------   ----------   --------   --------
Guy C. Pinkerton              11,000         3.40%         $ 20.23       11/29/05    $139,920   $354,640
Charles R. Richmond            8,250         2.43            20.23       11/29/05     104,940    265,980
Ronald L. Saper                6,000         1.85            20.23       11/29/05      76,320    193,440
William A. Cassels             5,500         1.70            20.23       11/29/05      69,960    177,320

------------------------------
(1) The options vest 20% each year beginning April 30, 1999 and continuing through April 30, 2003, except Mr. Pinkerton's options vest 100% on April 30, 1998.

(2) In all cases, the exercise price was based on the bid price of a share of Common Stock on the date of grant.

(3) Assumes future stock prices of $32.95 and $52.47 at compounded rates of return of five percent and 10 percent, respectively. The valuations listed above are based on hypothetical rates of appreciation in the price of the Common Stock (five percent and 10 percent, compounded annually) and are included here in response to specific requirements of the SEC. Washington Federal makes no representation that its stock will show similar appreciation.

AGGREGATE OPTIONS/SARS EXERCISED IN FISCAL 1996 AND FISCAL YEAR END OPTION/ SAR VALUES

     The following table sets forth certain information with respect to the exercise of stock options during fiscal 1996 and outstanding stock options held by the Named Executives as of September 30, 1996.

                                                                                  VALUE OF UNEXERCISED
                                                                                      IN-THE-MONEY
                                                    NUMBER OF UNEXERCISED            OPTIONS/SARS AT
                          SHARES                  OPTIONS/SARS AT YEAR END        SEPTEMBER 30, 1996(1)
                         ACQUIRED      VALUE     ---------------------------   ---------------------------
         NAME           ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------  -----------   --------   -----------   -------------   -----------   -------------
Guy C. Pinkerton           30,553     $122,767      24,200         33,063       $  61,831      $ 128,080
Charles R. Richmond         9,885      160,493      22,850         63,343         266,529        331,148
Ronald L. Saper             2,904       13,750       7,986         49,990          43,643        255,921
William A. Cassels              0            0       4,791         37,438          29,824        190,944

------------------------------
(1) The indicated value is based on the $23.625 per share market value of the Common Stock at September 30, 1996, minus the exercise price.

REPORT OF THE PERSONNEL AND STOCK COMPENSATION COMMITTEE

     The Personnel and Stock Compensation Committee reviews and establishes management compensation and compensation policies and procedures. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval. The Committee also has responsibility for the grant of awards under Washington Federal's stock option plans.

     Executive officer compensation adjustments were based on Washington Federal's overall performance in the past year and an analysis of compensation levels necessary to attract and maintain quality personnel. In this way, Washington Federal is able to compete for and retain talented executives who are critical to Washington Federal's long-term success and aligns the interest of those with the long-term interests of Washington Federal's stockholders.

     Executive compensation consists of three components: cash compensation, including base salary and semi-annual incentive bonus; long-term incentive compensation in the form of stock options; and executive benefits. The components are intended to provide incentives to achieve short and long-range objectives of Washington Federal and to reward exceptional performance. Performance is evaluated not only with respect to Washington Federal's earnings but also with respect to comparable industry performance, the accomplishment of Washington Federal's business objectives and the individual's contribution to Washington Federal's core earnings and stockholder value. The competitiveness of Washington Federal's compensation structure is determined by a thorough review of compensation survey data collected by the Committee. To motivate job performance and to encourage growth in stockholder value, stock options are granted under Washington Federal's stock option plan to all executives and other personnel in order to encourage substantial contributions toward the overall success of Washington Federal. The Committee believes that this focuses attention on managing Washington Federal from the perspective of an owner with an equity stake in the business. With respect to executive benefits, executive officers receive all normal employee fringe benefits.

     In determining the overall compensation package for the Chief Executive Officer, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of Washington Federal, as well as the financial performance achieved by Washington Federal during the past fiscal year. In addition to a high level of earnings, Washington Federal continued at or near the top of the financial industry for such key financial performance measures as return on average assets, return on average equity, capital and efficiency ratios. Additionally, the Committee reviewed various compensation packages provided to executive officers of publicly-traded financial institutions. The results of such review showed Mr. Pinkerton's overall compensation package to be below the median for chief executive officers of publicly-traded financial institutions of comparable size and performance.

                                           Dated this 30th day of September 1996

                                           THE PERSONNEL AND STOCK
                                           COMPENSATION COMMITTEE

                                           W. Alden Harris, Chairman
                                           Kermit O. Hanson
                                           Richard C. Reed

PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to Washington Federal's stockholders during the period February 3, 1995 through September 30, 1996, as well as an overall stock market index (NASDAQ-U.S.) and the NASDAQ Financial Stocks index during this period. On February 3, 1995, Washington Federal, Inc. completed its acquisition of Washington Federal Savings in connection with the reorganization of Washington Federal Savings into the holding company form of organization.

 Measurement Period      WASHINGTON     Nasdaq Stock Market      Nasdaq
(Fiscal Year Covered)   FEDERAL, INC.     (US Companies)     Financial Stocks
     02/03/95              100.0             100.0               100.0
     03/31/95              100.6             106.1               104.6
     09/29/95              122.1             136.0               129.1
     03/29/96              125.4             144.1               144.1
     09/30/96              139.2             161.3               160.0

      Notes:
      A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
      B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
      C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
      D. The index level for all series was set to $100 on 02/03/95.

     The stock performance graph assumes $100 was invested on February 3, 1995.

INDEBTEDNESS OF MANAGEMENT

     Washington Federal Savings will from time to time make mortgage loans to officers and employees on the security of their residences at prevailing contractual interest rates. Management believes that these loans do not involve more than the normal risks of collectibility or present other unfavorable features. Except for loan origination fees, which Washington Federal Savings waived prior to August 1989, these loans are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. Washington Federal Savings also makes loans secured by savings accounts to its non-executive officers and employees. These loans are made on the same terms as those prevailing for comparable loans to non-affiliated persons.

     As a result of the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, which applies Section 22(h) of the Federal Reserve Act to savings associations, any credit extended by Washington Federal Savings to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Washington Federal Savings with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     At the Annual Meeting, stockholders of Washington Federal will be asked to ratify the appointment of Deloitte & Touche LLP as Washington Federal's independent public accountants for the year ending September 30, 1997. This appointment was recommended by the Audit Committee of Washington Federal and approved by the Board of Directors of Washington Federal. If the stockholders of Washington Federal do not ratify the appointment of Deloitte & Touche LLP, the appointment will be reconsidered by the Board of Directors of Washington Federal.

     Deloitte & Touche LLP has advised Washington Federal that neither the firm nor any of its members has any direct or indirect financial interest in, or during the last three years has had any other connection with, Washington Federal other than the usual relationship which exists between independent public accountants and clients.

     The professional services rendered by Deloitte & Touche LLP during fiscal 1996 consisted of auditing Washington Federal's financial statements, services related to filings with the OTS and consultations on matters related to taxes, accounting and financial reporting.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS WASHINGTON FEDERAL'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by Washington Federal. Washington Federal will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of Washington Federal may solicit proxies personally or by telephone without additional compensation.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of stockholders of Washington Federal must be received at the main office of Washington Federal no later than August 22, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                                 ANNUAL REPORTS

     Stockholders of Washington Federal as of the record date for the Annual Meeting are being forwarded a copy of Washington Federal's Annual Report to Stockholders for the year ended September 30, 1996 (the "Annual Report"). Included in the Annual Report are the consolidated statements of financial condition of Washington Federal as of September 30, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1996, prepared in accordance with generally accepted accounting principles, and the related report of Washington Federal's independent public accountants. The Annual Report is not a part of this Proxy Statement.

     UPON RECEIPT OF A WRITTEN REQUEST, WASHINGTON FEDERAL WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC UNDER THE EXCHANGE ACT FOR THE YEAR ENDED SEPTEMBER 30, 1996. UPON WRITTEN REQUEST AND A PAYMENT OF A COPYING CHARGE OF $.10 PER PAGE, WASHINGTON FEDERAL WILL FURNISH TO ANY SUCH STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO RONALD
L. SAPER, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, WASHINGTON FEDERAL, INC., 425 PIKE STREET, SEATTLE, WASHINGTON 98101. THE ANNUAL REPORT ON FORM 10-K IS NOT A PART OF THIS PROXY STATEMENT.

REVOCABLE PROXY

                            WASHINGTON FEDERAL, INC.
                   425 PIKE STREET, SEATTLE, WASHINGTON 98101
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby appoints the Board of Directors as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent the undersigned and to vote as designated below, all the shares of Common Stock of Washington Federal, Inc. ("Washington Federal") held of record by the undersigned on December 9, 1996, at the Annual Meeting of Stockholders to be held at the Seattle Sheraton Hotel, 1400 Sixth Avenue, Seattle, Washington, on January 23, 1997, or at any adjournment thereof (the "Annual Meeting").

   This proxy may be revoked at any time before it is exercised.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the nominees named under Proposal 1 below and for Proposal 2. In the discretion of the Proxies, shares may be voted cumulatively so as to elect the maximum number of nominees for director.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                         [Washington Federal, Inc LOGO]

                                                               December 20, 1996


To: Participants in the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan

         As described in the attached materials, your proxy as a stockholder of the Company is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan (the "Plan") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the trustees in the accompanying envelope.

         We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the shares held pursuant to the Plan are not received, the shares allocated to your account will be voted by the trustees in their discretion. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that the enclosed material relates only to those shares which have been allocated to your account under the Plan. Your will receive other voting material for those shares owned by you individually and not under the Plan.

                                       Sincerely,



                                       Guy C. Pinkerton
                                       Chairman, President and
                                        Chief Executive Officer

                            WASHINGTON FEDERAL, INC.
                         ANNUAL MEETING OF STOCKHOLDERS


         The undersigned hereby instructs the Trustees of the trust created pursuant to the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan ("Plan") to vote the shares of Common Stock of Washington Federal, Inc. ("Company") which were allocated to my account as of December 9, 1996 under the Plan upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held at the Seattle Sheraton Hotel, 1400 Sixth Avenue, Seattle, Washington, on Tuesday, January 23, 1997, or at any adjournment.




1.       Election of directors for three-year term expiring in 2000:



   / /   FOR all nominees named below            / /   WITHHOLD AUTHORITY
         (except as marked to the                      to vote for all nominees
         contrary below)                               named below

            John F. Clearman, H. Dennis Halvorson and W. Alden Harris

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------


2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of the Company for fiscal 1997.



         / / FOR         / / AGAINST         / / ABSTAIN


         In its discretion, the Trustees are authorized to vote upon such other business as may properly come before the Annual Meeting.

         SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2. IN THE DISCRETION OF THE TRUSTEES, SHARES MAY BE VOTED CUMULATIVELY SO AS TO ELECT THE MAXIMUM NUMBER OF NOMINEES FOR DIRECTOR.


                                  Dated:_______________________________________





                                  _____________________________________________
                                                  Signature


                                   If you return this card properly signed but do not otherwise specify, shares will be voted FOR the Board of Director's nominees for election and for Proposal 2 specified above. If you do not return this card, shares will be voted by the Trustees in their discretion.

                                        2